Exhibit 5.4
LETTER OF CONSENT
     We hereby consent to the incorporation by reference into the registration statement on Form F-10 to which the consent is an exhibit of references to us and to our opinion dated May 16,2006 included as Appendix 3 to the Information Circular — Proxy Statement of Pengrowth Energy Trust submitted under cover of Form 6-K on June 1,2006.

Very truly yours, MERRILL LYNCH CANADA INC.
By:	/s/ Aaron Papps
Name:	Aaron Papps
Title:	Vice President

September 5th, 2006
Calgary, Alberta